UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53223	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Heritage Drive, Suite 205, Jupiter, Florida	33458
(Address of principal executive offices)	(Zip Code)

(561) 935-9955
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under a Confidential Separation Agreement and General Release (the “Brooks Separation Agreement”), on October 18, 2023 (the “Brooks Separation Date”), the employment of Dr. Steven Brooks as Chief Medical Officer of Marizyme, Inc. (the “Company”) was terminated. Dr. Brooks’s employment ceased on the Brooks Separation Date. Dr. Brooks will receive all wages and health insurance reimbursement for health insurance billed during the time employed due to him through the Separation Date. In addition, Dr. Brooks will receive a lump sum payment of $25,000.00 within 30 days of Dr. Brooks’ execution and non-revocation of the Brooks Separation Agreement, which occurred on October 16, 2023. The Brooks Separation Agreement provided for a general release of claims against the Company, including any claims related to Dr. Brooks’ employment with the Company, Dr. Brooks’ separation of employment from the Company, and any tort or contract claims. The Brooks Separation Agreement also provided for a waiver of rights and claims under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act.

Previously Dr. Brooks had been employed as Chief Medical Officer under an offer letter with the Company, dated December 1, 2020 (the “Brooks Offer Letter”), effective as of that date. This position provided annual compensation of $300,000, an annual discretionary bonus of potentially 25% of base salary based upon discretionary objectives to be outlined, and options to purchase 40,000 shares of common stock. The Company also provided Dr. Brooks a benefit package to include insurance coverage. Under a Marizyme Employment Terms and Conditions Agreement, dated January 14, 2021 (the “Brooks Employment Terms Agreement”), Dr. Brooks’ employment was at-will and terminable at any time, with or without cause. Under the Brooks Employment Terms Agreement, Dr. Brooks also agreed to a number of terms and conditions of employment, including: Disclosure and assignment of rights to all inventions to the Company during his period of employment; assignment of royalty-free rights to all products, processes, and services derived from Dr. Brooks’ inventions to the Company; nondisclosure of Confidential and Proprietary Information (as defined by the Brooks Employment Terms Agreement); general non-disparagement provisions; and non-solicitation of any employee, vendor, partner, or certain other parties upon Dr. Brooks’ termination, and, during the one-year period after termination, non-solicitation of any current employee or consultant hired within the last six-month period. The Brooks Separation Agreement provided that such terms and conditions of employment under the Brooks Employment Terms Agreement survive and remain binding and enforceable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Offer Letter, dated December 1, 2020, between Marizyme, Inc. and Dr. Steven Brooks (incorporated by reference to Exhibit 10.9 to Form 10-K filed April 15, 2021)
10.2	Marizyme Employment Terms and Conditions Agreement, dated January 14, 2021, between Marizyme, Inc. and Dr. Steven Brooks
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2023	MARIZYME, INC.

	By:	/s/ David Barthel
David Barthel
Chief Executive Officer

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